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                                                                    EXHIBIT 3.17

                            ARTICLES OF INCORPORATION
                              (Profit Corporation)

These Articles of Incorporation are signed and acknowledged by the incorporation for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1981, as amended, as follows:

                                   ARTICLE 1.

The name of the corporation is          Craig Enterprises, Inc.
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                                   ARTICLE II.

The purpose for which the corporation is formed are as follows:

                  Sales, manufacture, promotion, development and research related to petroleum products.

                  Purchase, sale, rental, lease and mortgage of property, real and personal, and the development of the same.









In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporation laws of the State of Michigan.

                                  ARTICLE III.

Location of the first registered office is:

       717 S. Grand Traverse                         Flint                  Genesee     Michigan       48503
       (No.)     (Street)                           (City)                  (County)                (Zip Code)

Postoffice address of the first registered office is:

       717 S. Grand Traverse                         Flint                  Genesee     Michigan       48503
       (No.)     (Street)                           (City)                  (County)                (Zip Code)

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                                   ARTICLE IV.

The name of the first resident agent is                  Harold A. Draper, Jr.

                                   ARTICLE V.

        The total authorized capital stock is
        Preferred shs.
        Par Value $         (1) per share
        Common Shs. 50,000
        Par Value $ 10,000
        Book Value $        per share
        Preferred
        Price fixed for sale $
        and/or shs. of (2) no par value
        Common
        Book Value $        per share
        Price fixed for sale  $

      (3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:



                                   ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows: (Statute requires one or more incorporation)

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Name          Residence or Business Address                                            Number of Shares
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      (No.)              (Street)     (City)     (State)                   Par Stock                     Non-Par Stock
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                                                                    Common          Preferred       Common      Preferred
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

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
Stephnos D. Craig                                                     50
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7144 Sheridan Ave., Flushing, Michigan
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Alfred J. Hontbriand                                                  50
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356 Claremont Dr., Dearborn, Michigan
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Robert E. Beresford                                                   50
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856 Claremont Dr. Dearborn, Michigan
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

                                  ARTICLE VII.

The names and addresses of the first board of directors are as follows:
(Statute requires at least three directors)


                  Name                                                 Residence or Business Address
                                                                   (No.)     (Street)      (City)    (State)
  Stephnos D. Craig                                                7144 Sheridan Ave., Flushing, Mich.
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  Alfred J. Hontbriand                                              904 N. Reading, Bloomfield Hills, Mich.
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  Robert E. Beresford                                               856 Claremont Dr., Dearborn, Michigan
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
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                                  ARTICLE VIII.

The term of the corporate existence is perpetual.

(A term is for a limited number of years, then states the number of years instead of perpetual)
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                                   ARTICLE IX.

OPTIONAL.  (Please delete Article IX if not applicable)
Whenever a compromise or arrangement or any plan of reorganization of this corporative is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders of any class of them, any court of equity jurisdiction within the state, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors of class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE X.

      (Here insert any desired additional provisions authorized by the Act)




We, the incorporators, sign our names this    23rd  day of    Sept.     1968.

All parties appearing under Article VI are required to sign in this space)

/s/ Stephnos D. Craig
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/s/ Alfred J. Hontbriand
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/s/ Robert E. Beresford
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STATE OF MICHIGAN          (One or more of the parties signing must acknowledge
COUNTY OF Genesee    ss.                 before the Notary)

On this 23rd day of September 1968
before me personally appeared Stephnos D. Craig

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to be known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                                                        /s/ Brenda Wilson
                                                         (Signature of Notary)
                                                Brenda Wilson
                                        (Print or type name of Notary)
                                  Notary Public for     Genesee      County,
                                  State of Michigan

                                  My commission expires 1/11/69
         (Notarial seal required if acknowledgement taken out of State)

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION


                  Craig Enterprises, Inc., a Michigan corporation, whose registered office is located at 666 Old Kent Building, Grand Rapids, Kent County, Michigan 49502 certifies pursuant to the provisions of Section 43 of Act No. 327 of the Public Acts of 1931, as amended, that at a meeting of the shareholders of said corporation called for the purpose of amending the articles of incorporation, and held on the 27th day of September, 1972, it was resolved by the vote of the holders of a majority of the shares of each class entitled to vote and by a majority of the shares of each class whose rights, privileges or preferences are changed, that Article No. I of the Articles of Incorporation is amended to read as follows, viz.:

                                    ARTICLE I

                  The name of the corporation is Super Test Petroleum, Inc.

Signed on September 27, 1972.

Affix Corporate Seal Here:
                                            Craig Enterprises, Inc.



                                            By:/s/ Armond Hanson
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STATE OF MICHIGAN          )
                           )  ss.:
COUNTY OF KENT             )


                  On this 27th day of September, 1972, before me appeared Armond Hansen, to be personally known, who, being by me duly sworn, did say that he is the president of Craig Enterprises, Inc., which executed the foregoing instrument, and that said instrument was signed on behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation, and that said corporation has no corporate seal.


                                            /s/ Gary P. Skinner
                                            (Signature of Notary)
Gary P. Skinner
                                           (Print or
type name of Notary Public for

Kent               County,
                                           State of Michigan
                                           My commission expires  Dec. 8, 1975

(Notarial seal required if acknowledgement taken out of State)